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                                                                    Exhibit 3.58



                          CERTIFICATE OF INCORPORATION

                                       OF

                     ______________________________________



         FIRST:    The name of the corporation is_______________________________
(the "Corporation").

         SECOND:    The registered office of the Corporation in the State of
Delaware is located at_____________________________________________________.

The registered agent of the Corporation at that address is ____________________.

         THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under, the General Corporation Law of the State of Delaware; provided that the Corporation's activities shall be confined to ________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         FOURTH:    The Corporation shall have authority to issue_______________
_________shares of common stock, having a par value of________________per share.

         FIFTH:    The Corporation shall indemnify directors and officers of the
Corporation to the fullest extent permitted by law.

         SIXTH:    The directors of the Corporation shall incur no personal
liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director: provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of

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their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transition from which the directors derived an improper personal benefit. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.

         SEVENTH:    The business and affairs of the Corporation shall be
managed by or under the direction of the board of directors, the number of members of which shall be set forth in, or determined in accordance with, the bylaws of the Corporation. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

         EIGHTH:    The directors of the Corporation shall have the power to
make, alter or amend the bylaws.

         NINTH:    Meetings of the stockholders shall be held within the State of Delaware at such place and time as determined by the stockholders. The books of the Corporation shall be kept in the State of Delaware at such place or places as may be designated from tune to time by the board of directors or in the bylaws of the Corporation.

         TENTH:    The Corporation shall have no power and may not be authorized by its stockholders or directors (i) to perform or omit to do any act that would prevent or inhibit the Corporation from qualifying, or cause the Corporation to lose its status, as a corporation exempt from the Delaware Corporation Income Tax under Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any physical activities outside of Delaware which could result in the Corporation being subject to tax outside of Delaware.


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         ELEVENTH:    The name and mailing address of the incorporator is_______
___________________________________________________________________________.

         TWELFTH:    The Corporation reserves the right to amend or repeal any
provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         THIRTEENTH:    The powers of the incorporator shall terminate upon the
election of directors.

         THE UNDERSIGNED INCORPORATOR, for the purpose of forming a corporation under the laws of the State of Delaware does make, file and record thus Certificate of Incorporation, and accordingly, does hereby execute this certificate effective as of the____day of_________________________.


                                               By:______________________________


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